Exhibit 11.


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
                                 Pennsylvania Commerce Bancorp, Inc.
                                 Computation of Net Income Per Share
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                              For the Quarter Ended September 30, 2003
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                                                        Income           Shares        Per Share
                                                                                         Amount
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
Basic Earnings Per Share:
Net income                                               $1,526,000
Preferred stock dividends                                  (20,000)
                                                         ----------
Income available to common stockholders                   1,506,000         2,150,494        $0.70
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Effect of Dilutive Securities:
Stock Options                                                                 172,280
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,506,000         2,322,774        $0.65
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                           For the Nine months Ended September 30, 2003
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $4,832,000
Preferred stock dividends                                  (60,000)
                                                         ----------
Income available to common stockholders                   4,772,000         2,138,045        $2.23
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Effect of Dilutive Securities:
Stock Options                                                                 165,702
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $4,772,000         2,303,747        $2.07
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                             For the Quarter Ended September 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $1,467,000
Preferred stock dividends                                  (20,000)
                                                         ----------
Income available to common stockholders                   1,447,000         2,093,367        $0.69
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Effect of Dilutive Securities:
Stock Options                                                                 201,172
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,447,000         2,294,539        $0.63
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                           For the Nine months Ended September 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
---------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $4,104,000
Preferred stock dividends                                  (60,000)
                                                         ----------
Income available to common stockholders                   4,044,000         2,047,788        $1.97
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Effect of Dilutive Securities:
Stock Options                                                                 204,090
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $4,044,000         2,251,878        $1.80
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